EXHIBIT 5(a)
                           O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                         950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                    --------
                                  617-890-6600




                                                              July 10, 1996



Board of Directors
OMNI MultiMedia Group, Inc.
50 Howe Street
Millbury, Massachusetts  01527-3298

                            Re: OMNI MultiMedia Group, Inc.
                                ---------------------------


Gentlemen:

     This firm represents OMNI MultiMedia Group, Inc., a Delaware corporation (hereinafter the "Corporation"), in connection with the proposed public offering described below.

     In our capacity as securities counsel to the Corporation, we are familiar with the Certificate of Incorporation of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of the Corporation's Registration Statement on Form S-3 (the "Registration Statement") thereto covering a public offering by the Corporation of 3,838,054 shares of its Common Stock, $.01 par value per share (the "Common Stock"), consisting of: (i) up to 2,500,000 shares of Common Stock issuable to certain investors in the Corporation's 1996 Private Placement upon conversion of the issued Series A Convertible Preferred Stock (the "Private Placement"); (ii) 108,808 shares of Common Stock underlying a warrant issued to the placement agent in the Private Placement; (iii) 48,000 shares of Common Stock underlying stock options granted to certain attorneys in this firm; and
(iv) 1,181,246 shares are being registered by three individuals who are officers and directors of the Company.

     Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares are issued in compliance with the General Corporation Law of the State of Delaware, fully paid and non-assessable.



Board of Directors
Re:  OMNI MultiMedia Group, Inc.
July 2, 1996
Page 2






     This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement.

                                                     Very truly yours,

                                                     O'CONNOR, BROUDE & ARONSON



                                                     By: /s/ Neil H. Aronson
                                                        -----------------------
                                                         Neil H. Aronson

NHA:ACB:tav